UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 16, 2012

Date of Earliest Event Reported: October 15, 2012

MID-CON ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2501 North Harwood Street, Suite 2410

Dallas, Texas

(Address of principal executive offices)

75201

(Zip code)

(972) 479-5980

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2012, Mid-Con Energy Partners, LP (the “Partnership”) entered into, through one of its wholly-owned subsidiaries, a definitive purchase and sale agreement with Samson Resources Company to acquire certain oil properties located in our Hugoton Basin core area for a contract price of approximately $21 million, which included a performance deposit of $2.1 million, subject to closing conditions (the “Acquisition”). The Partnership anticipates that the Acquisition will close on or before November 6, 2012, and will be financed with existing cash and borrowings under our credit facility. There can be no assurance that all of the conditions to closing the Acquisition will be satisfied.

Item 7.01	Regulation FD Disclosure.

On October 15, 2012, the Partnership issued a press release announcing the Acquisition and the increase in quarterly distribution, a copy of which is furnished as Exhibit 99.1 and incorporated by reference herein. The Partnership also announced the commencement of an underwritten public offering of common units. A copy of the press release is furnished as Exhibit 99.2 and incorporated by reference herein. Additionally, on October 15, 2012, the Partnership confirmed that its previously released Boe production guidance for the third quarter of 2012 will come in within its previously released range, likely toward the lower end. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference herein.

Item 8.01	Other Events.

On October 15, 2012, the board of directors of our general partner, Mid-Con Energy GP, LLC, approved a cash distribution of $0.485 per common unit for the third quarter 2012. This represents a $0.01 per common unit increase compared with the preceding quarter, and results in an annualized distribution of $1.94 per common unit. The third quarter distribution is payable on November 14, 2012 to unitholders of record as of November 7, 2012.

The information disclosed in Item 7.01 hereof, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	News release issued by Mid-Con Energy Partners, LP dated October 15, 2012.

99.2	News release issued by Mid-Con Energy Partners, LP dated October 15, 2012.

99.3	Purchase and Sale Agreement dated October 15, 2012 and filed of record in the Partnership’s Amended S-1 dated October 15, 2012 (incorporated by reference to Exhibit 10.9 to Mid-Con Energy, LP’s Amendment No. 1 to the Registration Statement on Form S-1 dated October 15, 2012 (File NO. 333-184120)).

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
By: Mid-Con Energy GP, LLC,
its general partner

Date: October 16, 2012	By:	/s/ Jeffrey R. Olmstead
Jeffrey R. Olmstead
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release issued by Mid-Con Energy Partners, LP dated October 15, 2012.

99.2	News release issued by Mid-Con Energy Partners, LP dated October 15, 2012.

99.3	Purchase and Sale Agreement dated October 15, 2012 and filed of record in the Partnership’s Amended S-1 dated October 15, 2012 (incorporated by reference to Exhibit 10.9 to Mid-Con Energy, LP’s Amendment No. 1 to the Registration Statement on Form S-1 dated October 15, 2012 (File NO. 333-184120)).